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                                                                    EXHIBIT 8(j)

                                 NORTHERN FUNDS


                    ADDENDUM NO. 4 TO THE CUSTODIAN AGREEMENT


                  This Addendum, dated as of the 6th day of August, 1996, is entered into between NORTHERN FUNDS (the "Trust"), a Massachusetts business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank ("Northern").

                  WHEREAS, the Trust and Northern are parties to a Custodian Agreement dated as of April 1, 1994, and thereafter amended (the "Custodian Agreement"), pursuant to which the Trust has appointed Northern to act as custodian to the Trust for the Money Market Fund, U.S. Government Money Market Fund, Municipal Money Market Fund, U.S. Government Select Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Fixed Income Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, Income Equity Fund, Growth Equity Fund, Select Equity Fund, Small Cap Fund, Technology Fund, Florida Intermediate Tax-Exempt Fund and Stock Index Fund (the "Funds"); and

                  WHEREAS, the Trust and Northern wish to clarify their agreement with respect to the custody of foreign securities held by the Funds.

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1.       "Foreign securities," as defined in paragraph
                           (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, owned by the Funds shall be held by Northern, or by an agent or sub-custodian, in accordance with the provisions of the Foreign Custody Agreement dated April 1, 1996 between the Trust and Northern, and the provisions of said Foreign Custody Agreement shall apply to the custody of said foreign securities; except that the Trust shall pay the fees and expenses set forth in Exhibit A to the Custodian Agreement with respect to said foreign securities.

                  2. Miscellaneous. Except to the extent supplemented hereby, the Custodian Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.
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                  IN WITNESS WHEREOF, the undersigned have executed this
Addendum as of the date and year first above written.


                                    NORTHERN FUNDS



Attest:                             By:/s/ Miriam M. Allison
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                                    Title:


                                    THE NORTHERN TRUST COMPANY



Attest:                             By:/s/ Lloyd A. Wennlund
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                                    Title:Senior Vice President